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                                                                   Exhibit (J)

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Post-Effective Amendment No. 24 to the Registration Statement (File No. 33-50718) of the Golden Oak Family of Funds (portfolios of The Arbor Fund) and The OVB Funds (portfolios of The Arbor Fund) on Form N-1A under the Securities Act of 1933, of our report dated March 15, 1999, on our audit of the financial statements and financial highlights of The Arbor Fund, which report is incorporated by reference in the Annual Reports to Shareholders for the fiscal year ended January 31, 1999, which is included in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectuses and under the caption "Independent Accountants" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
May 27, 1999